EX-99
PRESS RELEASE



For Immediate Release


Date:      January 7, 1998
Contact:   Beth L. Miller
Phone:     (717) 692-4781
Fax:       (717) 692-2972




        MILLER RETIRES AS C.E.O. OF COMMUNITY BANKS, INC.
                     LOWE IS NAMED SUCCESSOR



     Millersburg,PA-Thomas L. Miller, Chairman and Chief
Executive Officer of Community Banks, Inc. and Chairman,
President and C.E.O. of Community Banks, N.A., retired effective
December 31, 1997. Mr. Miller had announced his intention to retire at the company's annual meeting last May. He will continue to serve on the Board of Directors of both entities.

     As planned, Ernest L. Lowe, President and Chief Operating Officer of Community Banks, Inc. was named to assume Mr. Miller's positions at the Holding Company, and the bank. Mr. Lowe, who has nearly forty years of banking experience, has been with Community Banks for the past 13 years. Prior to employment with Community, he was Executive Vice President of a bank with assets in excess of 1.5 billion dollars.